Exhibit 10.9

       License Agreement for Use of Intellectual Properties


The following constitutes the Agreement between the Parties, iPublishing, Inc., a California Corporation, with offices located in Santa Monica, California ("iPub"), and Hollywood Previews, Inc., a California Corporation, with offices located in Santa Monica, California (HPI), for the purpose of establishing a License and Use Agreement for specific intellectual properties acquired, developed or controlled by iPub.

Recitals:

WHEREAS iPub legally owns, purchased, developed or otherwise acquired software, templates, code, trademarks, likenesses, patents, servicemarks, technology, methodologies and other proprietary devices to create and produce interactive video magazines using CD-ROM and DVD media (collectively the "Intellectual Property"); and

WHEREAS iPub desires to license the Intellectual Property to HPI in exchange for a royalty; and

WHEREAS HP desires to employ the Intellectual Property for the production of various interactive magazine publications including Hollywood Previews(TM) Entertainment Magazine; and

WHEREAS the Parties have mutually agreed to the following terms and conditions,

The Parties hereby agree:

Identification of the Intellectual Properties:
---------------------------------------------
The Intellectual properties consist of various software, designs, templates, code, trademarks, patents, servicemarks, copyrights, likenesses, technology and methodologies for the production of interactive video magazines and publications employing digital media. A complete list of the Intellectual Properties is attached to this Agreement as "Exhibit A".

Exclusive License to use Intellectual Properties:
------------------------------------------------
iPub, grants exclusive license to HPI to use, employ or otherwise exploit the Intellectual Property for the purpose of producing Hollywood Previews(TM) Entertainment Magazine and/or other yet-to-be-developed publications (the "License").

Term of Agreement:
-----------------
The term of the License shall commence upon the date of April 4, 2003, and shall be effective for a period of 99 (ninety-nine) years.

Transferability:
---------------
At any time during the term of this Agreement, HPI may transfer, sell, pledge, hypothecate or otherwise encumber the License at HPI's sole discretion provided that: (i) HPI is not in default of royalties or other indebtedness to iPub, and (ii) the transfer, sale or assignment of License shall not in any way diminish the remuneration, royalties, or inherent value of the Intellectual Properties or the License to iPub, and (iii) the terms and conditions of this agreement be binding upon any third parties to whom the License was transferred, sub-licensed or assigned, including any indemnifications and/or hold harmless provisions included in this agreement.

Royalties:
---------
HPI shall pay to iPub a royalty for each disk distributed that uses or employs any of the Intellectual Properties. The royalty shall be set at (i) $0.05 per CD-ROM or DVD-ROM for each Hollywood Previews(TM) Entertainment Magazine distributed to the public, as adjusted for breakage, returns and promotions, and (ii) a royalty of $0.02 per CD-ROM or DVD-ROM for any other future publication owned by HPI, either directly or through a subsidiary, as adjusted for breakage, returns and promotions, and/or (iii) a royalty of 5% of the gross revenues received as license fees from sub-licensed third parties that use or employ the Intellectual Properties for the publication of any non-HPI owned publication.

Adjustments to Royalty Structure:
--------------------------------
Upon the 5th (fifth) anniversary of the execution of this Agreement, and every 2 (two) years thereafter, the royalty structure shall be altered by the Parties to reflect inflationary increases. At such time, the royalty fee shall be adjusted proportionally so as to track regional inflation, cost of living or other applicable escalations.

Intent to Continue Production of Hollywood Previews(TM)Entertainment Magazine:
-----------------------------------------------------------------------------
Of significant market value and interest to HPI is the rights pertaining to Hollywood Previews(TM) Entertainment Magazine, a publication previously produced and published by MOD Studios, inc., and now owned by iPub. HPI intends to resume the production of this magazine, and to use the Intellectual Property, its rights, likenesses, trademarks, patents and other properties for this express purpose.

Intent of HPI to Alter, Improve or Amend the Intellectual Property:
------------------------------------------------------------------
iPub does not intend to update or revise the Intellectual Property at any future time. Therefore, HPI is granted expressed rights to alter, improve, revise, update or amend the software, code, templates or underlying technology so to meet its current or future needs. All revisions, improvements, updates or other changes will forever remain the property of HPI, and iPub forever waives all future rights or claims on these improvements.

Waiver or Forfeiture of Trademarks, Servicemarks and other Rights Protections:
-----------------------------------------------------------------------------
iPub forever waives or forfeits all rights, trademarks, servicemarks or other protections that may apply for any publication, magazine or product, whether planned, presently developed, or otherwise, other than the Hollywood Previews(TM) Entertainment Magazine, and/or any other specific properties or rights listed in Exhibit "A".

Exclusivity:
-----------
For the term of this Agreement, iPub shall not license, sell, transfer, assign, hypothecate or otherwise grant another license to any other party for as long a time as HPI or its successor(s) (i) continues to be an active corporation, and in good standing in its state of incorporation, and/or (ii) continues to publish at a minimum 500,000 CD-ROM or DVD-ROM disks incorporating the Intellectual Property, or (ii) provides annual royalties to iPub in an amount not less than $50,000, or (iii) without the express written approval of HPI or its successor(s).

Indemnification and Hold Harmless:
---------------------------------
HPI will indemnify, defend and hold harmless iPub, its assigns and successors, from any and all liability, loss or damage deriving from HPI's use of the Intellectual Property. HPI will name iPub as an "additional insured" on any general or multi-media liability insurance policies that may be obtained by HPI. Should this indemnification and hold harmless provision ever be required or invoked, courts shall be instructed to interpret it in the broadest sense possible so as to inure to the benefit of iPub, as allowed by prevailing law.

First Right of Refusal:
----------------------
If at any time iPub tenders or receives an offer to sell or acquire this License, or the underlying Intellectual Property, or tenders or receives an offer to sell or acquire shares of iPub in an amount that is greater than 60% of the outstanding voting shares of iPub, or in an amount that would constitute a change of control, iPub shall grant to HPI first right of refusal to purchase the License, the Intellectual Property or the shares offered or tendered. Upon production of an executed, bone-fide offer and acceptance, HPI shall have 30 (thirty) days to match or exceed this offer.

Reliance on and Survival of Representations:
-------------------------------------------
All representations, warranties, covenants and agreements of each party herein shall be deemed to be material and to have been relied upon by the other party and shall survive the execution and delivery of this Agreement and the issuance of the License.

Successors and Assigns:
----------------------
This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and each of their respective successors and assigns.


Confidentiality:
---------------
Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or date concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement.

Notices:
-------
All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as set forth on the signature page hereof, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of transmission or upon receipt when delivered personally.


Counterparts:
-------------
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Parties or their counsel and iPub or its counsel will provide all of the parties hereto with a copy of the entire Agreement

Severability:
------------
If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Governing Law:
--------------
EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUBJECT TO SECTION 6.8 BELOW, EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA LAW.

Mandatory Arbitration:
---------------------
Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in Los Angeles County, California, USA. This agreement to arbitrate is specifically enforceable. Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

Expenses:
---------
Each party hereto shall bear its own fees and expenses with respect to this Agreement, and the transactions contemplated hereby.

Amendments and Waivers:
----------------------
Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any License, each future holder of such License, and the Parties.

Entire Agreement:
-----------------
This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

Further Assurances:
------------------
Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

Headings:
----------
The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


Agreed to this day, the 5th of April, 2003, in Santa Monica, CA


By:

/s/  Scott Kapp
-----------------------------------
Mr. Scott Kapp,
President, iPublishing, Inc.


By:

/s/  David MacEachern
-----------------------------------
Mr. David MacEachern,
Chief Executive Officer, Hollywood Previews, Inc.

                           Exhibit "A"


The following items severally and collectively consist of the Intellectual Property as referenced in the License Agreement for Use of Intellectual Properties, Executed April ______, 2003. Although fairly comprehensive, this exhibit does not purport to be a complete list of each and every property, but represents primarily the major intellectual assets licensed under this agreement. Certain other properties used in the production of the interactive video magazines either non-proprietary or diminimus in nature may not be fully described or listed, but nevertheless provided by iPub and therefore construed as included under the License terms of the Agreement.


List of Intellectual Properties

Trademarks, Servicemarks and Patents

       Hollywood Previews(TM) Entertainment Magazine
       CD Video Magazine(TM)
       iPublishing(TM)

Proprietary Software: Code and other technology to produce interactive CD-ROM and DVD-ROM magazines:

The iPublishing Software Suite:
       iPublishing(TM) Asset Management System
       iPublishing(TM) Interface (toolbars and navigation) iPublishing(TM) Screen Templates iPublishing(TM) Reporting System


This Exhibit is hereby accepted as part of the License Agreement on this day, the 5th of April 2003.


By:

/s/ Scott Kapp
-------------------------------------
Mr. Scott Kapp,
President, iPublishing, Inc.


By:

/s/ David MacEachern
--------------------------------------
Mr. David MacEachern,
Chief Executive Officer, Hollywood Previews, Inc.